UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 25, 2006

PETCO ANIMAL SUPPLIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23574	20-2148979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9125 Rehco Road

San Diego, California 92121

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 453-7845

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 25, 2006, PETCO Animal Supplies, Inc. (the “Company”) announced that Rodney Carter, Senior Vice President and Chief Financial Officer of the Company, submitted his resignation effective October 12, 2006. On that same date, the Company entered into a Consulting Agreement (the “Consulting Agreement”) with Mr. Carter whereby he will provide consulting services to the Company during the period of October 13, 2006 through October 31, 2006 in connection with the pending acquisition of the Company pursuant to the previously announced Agreement and Plan of Merger entered into by and among the Company, Rover Holdings Corp. and Rover Acquisition Corp. dated July 13, 2006. Mr. Carter will be paid a lump sum of $25,000 plus reimbursement of reasonable expenses for such consulting services.

A copy of the Consulting Agreement is attached hereto as Exhibit 10.1 and is hereby incorporated by reference.

Item 5.02.	Departure of Directors or Other Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 25, 2006, Mr. Carter submitted his resignation as Senior Vice President and Chief Financial Officer of the Company effective October 12, 2006.

A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Consulting Agreement between PETCO Animal Supplies, Inc. and Rodney Carter dated September 25, 2006.

99.1	Press release issued by PETCO Animal Supplies, Inc. on September 25, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 28, 2006	PETCO ANIMAL SUPPLIES, INC.

	By:	/s/ James M. Myers
James M. Myers Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Consulting Agreement between PETCO Animal Supplies, Inc. and Rodney Carter dated September 25, 2006.

99.1	Press release issued by PETCO Animal Supplies, Inc. on September 25, 2006.